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                                                                     Exhibit 2.4

                        SENTRY PARK WEST OFFICE CAMPUS
                            BLUE BELL, PENNSYLVANIA

                 THIRD AMENDMENT TO REAL ESTATE SALE AGREEMENT
                 ---------------------------------------------


     THIS THIRD AMENDMENT TO REAL ESTATE SALE AGREEMENT (the "Third Amendment") is made as of the 30th day of May, 1996 by and between SENTRY WEST JOINT VENTURE, an Illinois joint venture partnership ("Seller"), with an office at Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606, and BGK PROPERTIES, INC., a Delaware corporation ("Purchaser"), with an office at 330 Garfield Street, Santa Fe, New Mexico 87501.

                                   RECITALS
                                   --------

A. Seller and Purchaser are parties to that certain Real Estate Sale Agreement (the "Initial Contract") dated as of March 25, 1996, as amended by that certain First Amendment to Real Estate Sale Agreement (the "First Amendment") dated as of May 9, 1996 and that certain Second Amendment to Real Estate Sale Agreement (the "Second Amendment") dated as of May 24, 1996 (the Initial Contract, the First Amendment and the Second Amendment are collectively referred to as the "Original Agreement") for the purchase and sale of the certain real estate and improvements located thereon in the City of Blue Bell, County of Montgomery, Commonwealth of Pennsylvania, as such real property is more particularly described in Exhibit A attached to the Initial Contract.

B. Seller and Purchaser desire to modify the Original Agreement as herein set forth.

     THEREFORE, in consideration of the above recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

1. DEFINED TERMS. Each capitalized term used but not defined herein shall have the meaning ascribed to it in the Original Agreement.

2. WAIVER OF ENGINEERING AND ENVIRONMENTAL PERIODS. Effective as of the date of this Third Amendment, Purchaser hereby waives the conditions precedent to Closing set forth in Sections 8(C) and 8(D) of the Original Agreement.

3. CREDIT AGAINST THE PURCHASE PRICE. As a result of Purchaser's review of the Property and other matters pursuant to and in accordance with the provisions of Section 8 of the Original Agreement, Purchaser has requested that Seller provide, and Seller hereby agrees to provide, a credit at Closing against the Purchase Price in the amount of Three Hundred Thousand Dollars ($300,000.00) (the "Due Diligence Credit"). Purchaser hereby acknowledges and agrees that the Due Diligence Credit constitutes full, sufficient, complete and adequate consideration for Purchaser's agreement to purchase the Property in its "as is" condition, as more particularly provided in the Original Agreement.
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4.   BROKERAGE.  Section 6 of the Original Agreement is hereby deleted and the following is hereby substituted:

     "Seller has agreed, pursuant to a separate written agreement with Penn Square Properties, Inc. ("Penn Square"), to pay upon Closing (but not otherwise) a brokerage commission to Penn Square for services rendered in connection with the sale and purchase of the Property. Seller shall indemnify and hold Purchaser harmless from and against any and all claims of Penn Square related to Seller's agreement to pay Penn Square a commission in connection with the purchase and sale of the Property, including, without limitation, reasonable attorneys' fees and expenses incurred by Purchaser in connection with such claim. Seller hereby agrees to pay upon Closing (but not otherwise) a brokerage commission in the amount of Fifty Thousand Dollars ($50,000.00) (the "BGK Commission") to Purchaser's affiliate, BGK Realty, Inc., a Delaware corporation ("BGK Realty") in connection with the sale and purchase of the Property. In the event that Seller receives a written notice executed by both BGK Realty and Purchaser prior to or at Closing requesting that Seller pay the BGK Commission to another affiliate of Purchaser ("Purchaser's Affiliated Broker"), Seller shall pay upon Closing (but not otherwise) the BGK Commission to Purchaser's Affiliated Broker. Purchaser shall indemnify and hold Seller harmless from and against any and all claims of BGK Realty and/or Purchaser's Affiliated Broker: (i) for a commission in excess of the amount of the BGK Commission, (ii) for payment of the BGK Commission in the event that the BGK Commission is paid at Closing by Seller to BGK Realty or Purchaser's Affiliated Broker, and (iii) for a commission in the event that the Closing does not occur, including reasonable attorneys' fees and expenses incurred by Seller in connection with such claims. Purchaser's indemnification obligation set forth in the preceding sentence shall include indemnification from and against any and all claims of all brokers, finders or other entities or individuals claiming by, through or under BGK Realty or Purchaser's Affiliated Broker, and reasonable attorneys' fees and expenses incurred by Seller in connection with any such claims. Seller and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all brokers and finders (other than: (1) a claim by Penn Square against Seller of the type described above, which claim Seller shall be obligated to indemnify Purchaser against as provided above, and
     (2) claims by BGK Realty, Purchaser's Affiliated Broker or any and all other brokers, finders or other entities or individuals of the type described above, which claims Purchaser shall be obligated to indemnify Seller against as provided above) claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, reasonable attorneys' fees and expenses incurred by the indemnified party in connection with such claims. The provisions of this Section 6 shall survive the Closing or other termination of this Agreement."


5. RATIFICATION. It is expressly understood and agreed that the Original Agreement, as hereby amended, shall continue in full force and effect in accordance with its terms and all references in the Original Agreement to the term "Agreement" shall mean the Original Agreement as modified by this Third Amendment.

6. SECTION HEADINGS. The section headings used herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof.

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7.   GOVERNING LAW.  This Third Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

8. COUNTERPARTS. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

9. CONFLICT. In the event of a conflict between the terms and provisions of the Original Agreement and the terms and provisions of this Third Amendment, the terms and provisions of this Third Amendment shall control.


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     IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this
Third Amendment as of the date first above written.

                    SELLER:

                    SENTRY WEST JOINT VENTURE, an Illinois joint venture partnership

                    By: Blue Bell Associates, an Illinois joint venture, as managing general partner

                         By: First Capital Income Properties, Ltd. - Series XI, an Illinois limited partnership, a general partner of Blue Bell Associates

                              By:  First Capital Financial Corporation, a
                                   Florida corporation, as the general partner
                                   of First Capital Income Properties, Ltd. -
                                   Series XI

                                   By:  /s/ Douglas Crocker II
                                        ---------------------------------------
                                   Name: Douglas Crocker II
                                        ---------------------------------------
                                   Its: President
                                        ---------------------------------------

                         By: First Capital Income and Growth Fund - Series XII, an Illinois limited partnership, a general partner of Blue Bell Associates

                              By:  First Capital Financial Corporation, a
                                   Florida corporation, as the general partner
                                   of First Capital Income and Growth Fund -
                                   Series XII

                                   By:  /s/ Douglas Crocker II
                                        ---------------------------------------
                                   Name: Douglas Crocker II
                                        ---------------------------------------
                                   Its: President
                                        ---------------------------------------

                    PURCHASER:

                    BGK PROPERTIES, INC., a Delaware corporation

                    By: /s/ Edward M. Gilbert
                       --------------------------------------------------------
                    Name: Edward M. Gilbert
                         ------------------------------------------------------
                    Its: President
                        -------------------------------------------------------

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